Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-109495) and Form S-8 (File Nos. 333-34156 and 333-122242) of our report, dated March 10, 2007, relating to the financial statements of Deltathree, Inc. appearing in this Annual Report on Form 10-K of Deltathree, Inc. for the year ended December 31, 2006.

/s/ Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 1, 2007